Exhibit 10.2

MEDBOX, INC.

SEPTEMBER 2014 WARRANT AMENDMENT

September 18, 2015

Reference is made to those certain Warrants issued by Medbox, Inc. (the “Company”) to YA Global Master SPV, Ltd. (the “Investor”) listed on Exhibit A attached hereto (as may be amended or adjusted, the “September 2014 Warrants”).

Pursuant to the Supplemental Agreement entered into between the Company and the Investor on the date hereof, the Company has agreed to reduce the Exercise Price (as defined in the September 2014 Warrants) of each of the September 2014 Warrants to $0.06 per share.

Accordingly, the Company, by executing and delivering this Warrant Amendment to the Investor, hereby certifies that from and after the date hereof, the Exercise Price of each September 2014 Warrant shall be $0.06 per share.

THIS SEPTEMBER 2014 WARRANT AMENDMENT SHOULD BE ATTACHED TO THE ORIGINAL SEPTEMBER 2014 WARRANT CERTIFICATES REPRESENTING EACH OF THE SEPTEMBER 2014 WARRANTS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this September 2014 Warrant Amendment to be signed by its duly authorized officer as of the date first written above.

MEDBOX, INC. a Nevada Corporation

By:	/s/ C. Douglas Mitchell
Name: C. Douglas Mitchell
Title: Chief Financial Officer

EXHIBIT A

WARRANTS

1.	Warrant No. YA1 dated January 28, 2015 granting YA Global the right to purchase 18,038 shares of the Company’s common stock at an exercise price of $5.544;

2.	Warrant No. YA2 dated February 13, 2015 granting YA Global the right to purchase 57,870 shares of the Company’s common stock at an exercise price of $1.728;

3.	Warrant No. YA3 dated April 3, 2015 granting YA Global the right to purchase 181,159 shares of the Company’s common stock at an exercise price of $1.656;

4.	Warrant No. YA4 dated April 27, 2015 granting YA Global the right to purchase 90,579 shares of the Company’s common stock at an exercise price of $1.10;

5.	Warrant No. YA5 dated May 15, 2015 granting YA Global the right to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.75;

6.	Warrant No. YA6 dated June 12, 2015 granting YA Global the right to purchase 1,744,186 shares of the Company’s common stock at an exercise price of $0.43;